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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30151) pertaining to The Performance Incentive Compensation Program of The Liberty Corporation of our report dated February 1, 2000 with respect to the consolidated financial statements and schedules of The Liberty Corporation and subsidiaries included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

Greenville, South Carolina
May 22, 2000